Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 033-17704 on Form N-1A of our report dated February 9, 2024, relating to the financial statements and financial highlights of VIP Freedom Lifetime Income I Portfolio, VIP Freedom Lifetime Income II Portfolio, and VIP Freedom Lifetime Income III Portfolio, our report dated February 12, 2024, relating to the financial statements and financial highlights of VIP Bond Index Portfolio, our reports dated February 13, 2024, relating to the financial statements and financial highlights of VIP Asset Manager Portfolio, VIP Freedom Income Portfolio, VIP, Freedom 2005 Portfolio, VIP Freedom 2010 Portfolio, VIP Freedom 2015 Portfolio, VIP Freedom 2020 Portfolio, VIP Freedom 2025 Portfolio, VIP Freedom 2030 Portfolio, VIP Freedom 2035 Portfolio, VIP Freedom 2040 Portfolio, VIP Freedom 2045 Portfolio, VIP Freedom 2050 Portfolio, VIP Freedom 2055 Portfolio, VIP Freedom 2060 Portfolio, and VIP Freedom 2065 Portfolio, and our reports dated February 14, 2024, relating to the financial statements and financial highlights of VIP Asset Manager: Growth Portfolio, VIP Investment Grade Bond Portfolio, and VIP Investment Grade Bond II Portfolio, each a fund of Variable Insurance Products Fund V, appearing in the Annual Report on Form N-CSR of Variable Insurance Products Fund V for the year ended December 31, 2023, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” or “Independent Registered Public Accounting Firms” in the Statements of Additional Information, which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

April 12, 2024